Exhibit 99.1

FROM:
Newtek Business Services Corp.
http://www.thesba.com
Investor Relations
Contact: Jayne Cavuoto
Telephone: (212) 273-8179 / jcavuoto@thesba.com
Public Relations
Contact: Simrita Singh
Telephone: (212) 356-9566 / ssingh@thesba.com

Newtek Business Services Corp. Acquires Premier Payments LLC

NEW YORK, July 27, 2015 - Newtek Business Services Corp. (“The Company”), (NASDAQ: NEWT), an internally managed business development company (“BDC”), today announced that it has acquired Premier Payments LLC, as a new wholly owned portfolio company. The total purchase price was approximately $16.5 million, of which $14.0 million was paid in cash and the remainder was paid in newly issued restricted shares of Newtek common stock. Premier Payments LLC is one of the Country’s leading electronic payment processors, which powers billions of dollars of credit card and debit card transactions on an annual basis. It is anticipated that this acquisition will expand The Company’s presence in the merchant processing space, and is expected to be accretive to earnings beginning in the third quarter of 2015.

Barry Sloane, Chairman, President and Chief Executive Officer of Newtek Business Services Corp. said, “We are thrilled to have Premier Payments as part of the Newtek Business Services Corp. family of investments. Over the course of seven years, Premier Payments has developed into one of the nation’s fastest growing independent sales organizations in the payment solutions space with double-digit revenue and profit year over year percentage growth.”

Mr. Sloane continued, “Premier Payments has established itself as a first class sales engine with focus on ecommerce, mobile tablet-based and non-tablet-based point-of-sale terminals. We believe mobile payments and tablet-based point-of-sale terminals will be the significant growth engines for years to come. Premier Payments has the technological capability to meet the needs of today’s merchants who are looking to process business in a secure EMV and PCI-compliant manner. We believe their business methodology will be a complement to Newtek’s payment processing business helping our payment processing capability initiative. We anticipate this acquisition will be accretive to earnings as well as help maintain our ability to grow the top and bottom line of our payment processing business by double-digit percentages. We look forward to reporting our second quarter payment processing results when we release our second quarter 2015 financial results this coming Wednesday, July 29, 2015.”

Mr. Sloane concluded, “As part of this acquisition, we wholeheartedly welcome Jeffrey Rubin, founder of Premier Payments and one of the original co-founders of Newtek, back as a special advisor to Newtek’s Chairman. In addition, we welcome Jordan Stein, the seasoned Chief Operating Officer of Premier Payments. This acquisition will give us the ability to acquire Premier’s existing processing and BIN sponsor relationships with Elavon and CardConnect®. As a result, we anticipate gaining approximately 2,500 new merchant accounts, and estimate Newtek’s payment processing portfolio companies will process approximately $5.5 billion in electronic payments and reach approximately 16,000 electronic payment processing clients by the end of 2015.”

Terms of the Transaction

Under the terms of the transaction, we estimate that the total purchase price for this growing independent sales organization was 6 times EBITDA. The Company paid approximately $14.0 million in cash and $2.5 million in newly issued restricted shares of the Company’s common stock.

About Newtek Business Services Corp.

Newtek Business Services Corp., The Small Business Authority®, is an internally managed BDC, which along with its controlled portfolio companies, provides a wide range of business services and financial products under the Newtek® brand to the small- and medium-sized business (“SMB”) market. Since 1999, Newtek has provided state-of-the-art, cost-efficient products and services and efficient business strategies to over 100,000 SMB accounts across all 50 States to help them grow their sales, control their expenses and reduce their risk.

Newtek’s products and services include: Business Lending, Electronic Payment Processing, Managed Technology Solutions (Cloud Computing), eCommerce, Accounts Receivable Financing, The Secure Gateway, The Newtek Advantage™, Insurance Services, Web Services, Data Backup, Storage and Retrieval and Payroll.

The Small Business Authority® is a registered trade mark of Newtek Business Services Corp., and neither are a part of or endorsed by the U.S. Small Business Administration.

Note Regarding Forward Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions, which could cause Newtek’s actual results to differ from management’s current expectations, are contained in Newtek’s filings with the Securities and Exchange Commission and available through http://www.sec.gov/.

For more information, please visit the following websites:

www.thesba.com

Contacts:

Newtek Business Services Corp.

Barry Sloane

Chairman and CEO

212-356-9500

bsloane@thesba.com

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